Exhibit 10.2

shareHOLDERS AGREEMENT

by and among

EARLYWORK CO., LTD.

And

THE shareHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of ______, 2025

ShareHOLDERS AGREEMENT

THIS ShareholderS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of ____, 2025, is made by and among Earlyworks Co., Ltd., a joint-stock corporation with limited liability pursuant to the laws of Japan (the “Company”), and the shareholders of the Company who are or become signatories hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”).

RECITALS

WHEREAS, on _____, 2025, the Company entered into that certain Share Exchange Agreement with Perpetual Markets Ltd. (“Perpetual”) and the shareholders thereof (the “Share Exchange Agreement”);

WHEREAS, pursuant to the Share Exchange Agreement, the Company shall issue its equity (the “Company Equity”) to the shareholders of Perpetual or their designees (each, a “Perpetual Issuee” and collectively the “Perpetual Issuees”) in exchange for 100% of the issued and outstanding shares of capital stock of Perpetual (the “Perpetual Shares” and the “Share Exchange”, respectively);

WHEREAS, as a condition to the closing of the Share Exchange, the Company and the Perpetual Issuees have entered into this Agreement; and

WHEREAS, the Company and the Perpetual Issuees desire to enter into this Agreement to set forth their understanding and agreement as to certain rights and obligations of the Perpetual Issuees and the Company upon and after the consummation of the Share Exchange.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the Parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means (a) with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided that, for purposes hereof, (i) neither the Company nor any Subsidiary of the Company shall be deemed to be an Affiliate of any Perpetual Issuee, and (ii) no Perpetual Issuee shall be deemed to be an Affiliate of any other Perpetual Issuee. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, but without reference to clause (d)(1) of such Rule.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, or day on which banking institutions in New York, New York or Tokyo, Japan are authorized or obligated by Law or executive order to close.

“Capital Stock” means the Company Equity and any other class or series of capital stock or other equity securities of the Company, whether authorized or issued as of or after the date of this Agreement.

“Company” has the meaning set forth in the preamble.

“Company Equity” means ordinary shares of the Company, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution thereof, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations, preferred share conversions, or any other similar transaction occurring after the date hereof.

“Director” means a member of the Board of Directors.

“Governing Documents” means the articles of incorporation of the Company, as amended, modified, or restated from time to time.

“Governmental Authority” means any national, transnational, supranational, foreign, federal, state, provincial, county, municipal or local governmental authority, or any subdivision thereof, any regulatory or administrative agency or authority, department, board, bureau agency, instrumentality, or commission, including any political subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or commission.

“Law” means any U.S. or non-U.S. supranational, federal, state or local law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, order or other similar requirement enacted, adopted, promulgated, or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are within such party’s direct or indirect control (it being understood that anything within the control of the Board of Directors shall be deemed to be within the control of the Company) permitted by applicable Law, applicable stock exchange rules and listing standards then in effect, and by the Governing Documents) necessary or advisable to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Equity or soliciting proxies, if applicable, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed, to the extent permitted under the Governing Documents and applicable Law, in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) assuming receipt of all information reasonably required to be provided by any shareholder or other Person, making, or causing to be made, with governmental, administrative or regulatory authorities, any filings, registrations or similar actions that are required to achieve such result.

“Party” means the Company and the Perpetual Issuees party to this Agreement.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Share Equivalents” means any security or instrument that is, by its terms, directly or indirectly, convertible into or exchangeable or exercisable (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions) for Capital Stock, and any option, warrant, performance share unit, restricted share unit or other right to subscribe for, purchase, or acquire Capital Stock or Share Equivalents, disregarding any restrictions or limitations on the exercise of such rights and including, for the avoidance of doubt, any note or debt security or instrument convertible into or exchangeable for Capital Stock.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which a majority of the voting securities or voting interests is at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

Section 1.02. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereby,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The term “or” is not exclusive.

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(g) Any agreement, instrument, statute, rule, regulation or listing standard defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, rule, regulation or listing standard as from time to time amended, modified, or supplemented, unless otherwise specifically indicated.

(h) References to a Person are also to its permitted successors and assigns.

(i) Unless otherwise specifically indicated, all references to “dollars” and “$” shall be deemed references to the lawful money of the United States of America.

(j) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, severally but not jointly, to each other Party that:

Section 2.01. Existence; Authority; Enforceability. The Company has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The Company is duly organized and validly existing under the Laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by the Party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium, or similar Laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.02. Absence of Conflicts. The execution and delivery by the Company or such other Party of this Agreement and the performance of its obligations hereunder does not (a) with respect to the Company, conflict with, or result in the breach of any provision of the constitutive documents of the Company; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any Law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.03. Consents. Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license, or declaration is required to be made or obtained by such Party in connection with the execution, delivery, or performance of this Agreement, except, in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE 3
GOVERNANCE

Section 3.01. Board of Directors.

(a) The Perpetual Issuees shall have the right, but not the obligation, to designate, from time to time, two (2) designees for nomination and election to the Board of Directors, who shall be Patrick Gruhn and Matthew Nicoletti (the “Perpetual Issuees Designees”), provided that Mr. Nicoletti shall satisfy the independence requirements of Rule 5605(c)(2)(A) of the Nasdaq rules;

(i) the Company and the Perpetual Issuees shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including by nominating and appointing the Perpetual Issuees Designees or, to the extent permitted under the Governing Documents and applicable Law, removing the Perpetual Issuees Designees (at the request of the Perpetual Issuees) and promptly filling any vacancies created by reason of death, disability, retirement, removal, or resignation of the Perpetual Issuees Designees with a new Perpetual Issuees Designee designated and appointed by the Perpetual Issuees that appointed the prior Board Member);

(ii) at any meeting of the Company Shareholders, however called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, or other approval (including by written consent) is sought or obtained by or from the Company Shareholders:

(A) for the election of Directors, each Company Shareholder shall vote all of the Company Equity held by such Company Shareholder in favor of each applicable Perpetual Issuees Designee;

(B) for all other proposals or resolutions to be voted on by the Company Shareholders, each Company Shareholder may vote all of the Company Equity held by such Company Shareholder in its sole discretion; and

(iii) upon reasonable prior written notice by the Company to the Perpetual Issuees Designees, the Perpetual Issuees Designees shall (A) use commercially reasonable efforts to supply to the Company, prior to any nomination or appointment of the Perpetual Issuees Designees and on an on-going basis, as necessary, customary and reasonable (1) information and materials of a similar type and scope as the Company reasonably requires from the other members of the Board of Directors that is required to be disclosed (x) in proxy statements under applicable Law or (y) otherwise in connection with the Company’s legal, regulatory, auditor, or stock exchange requirements (including, if applicable, any Directors’ questionnaire or similar document), and (B) deliver to the Company an executed consent in the same form as the Company reasonably requires from the other members of the Board of Directors in the ordinary course of business consistent with past practices, from the Perpetual Issuees Designees to be named as a nominee in any proxy statement or similar materials for any annual meeting or special meeting of Company Shareholders and to serve as a Director if so elected.

(b) The Company shall enter into indemnification agreements and maintain directors and officers liability insurance for the benefit of the Perpetual Issuees Designees elected or appointed to the Board of Directors with respect to all periods during which such individual is a member of the Board of Directors, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s then current directors and officers liability insurance policy, and shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect. The Company shall provide the Perpetual Issuees Designees with all benefits (including all fees, awards, other compensation arrangements and entitlements) in accordance with the Company’s written policies and on substantially the same terms and conditions as are provided to other members of the Board of Directors performing similar roles.

(c) The Company shall reimburse the Perpetual Issuees Designees for all reasonable out-of-pocket expenses incurred in connection with their duties as Directors, including their attendance at meetings of the Board of Directors and any committees thereof, in accordance with the Company’s applicable written policies in effect at such time.

(d) The Company and the Perpetual Issuees each acknowledge that the Perpetual Issuees Designees will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Directors, including the Company’s code of business conduct and ethics, securities trading policies, Directors’ confidentiality policy, and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board of Directors or committees of the Board of Directors.

Section 3.02. Compensation Committee.

(a) Following the closing of the Share Exchange, the Company shall establish a compensation committee of the Board of Directors (the “Compensation Committee”);

(i) Mr. Nicoletti or his successor shall be the chair of the Compensation Committee;

(ii) Any such successor to Mr. Nicoletti shall be approved by the majority of the Board of Directors, with such approval not being unreasonably withheld delayed, denied, or conditioned; and

(iii) the Company acknowledges and agrees that the Company’s management team shall be eligible to participate in a profit-based incentive arrangement whereby an amount equal to ten percent (10%) of the Company’s profits, as determined by the Board of Directors, shall be reserved for a management bonus and incentive pool to be administered and allocated at the discretion of the Compensation Committee (the “Incentive Pool”), which Incentive Pool shall be in addition to, and not in limitation of, any equity-based compensation or incentive plans that may be approved by the Board of Directors from time to time;

(b) The Company and the Company Shareholders shall take all Necessary Action to cause the Compensation Committee and the Incentive Pool to be constituted as set forth in this Section 3.02.

Section 3.03. Co-Chief Executive Officer Position.

(a) From and after the date of the closing of the Share Exchange, so long as the Perpetual Issuees Beneficially Own, in the aggregate, not less than twenty five percent (25%) of the Company Equity Beneficially Owned by them as of the date of this Agreement, the current chief executive officer of Perpetual (or its designee) shall be appointed to serve as co-chief executive officer of the Company at or immediately following the next duly convened meeting of the Company Shareholders, and such individual shall continue to serve in such capacity following the consummation of the transaction, subject to the Governing Documents and the authority of the Board of Directors;

ARTICLE 4
LEGENDS

Section 4.01. Legend.

(a) Each certificate or book-entry account evidencing the Company Equity held by a Perpetual Issuee shall bear a restrictive legend in substantially the following form:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THAT CERTAIN SHAREHOLDERS AGREEMENT, DATED AS OF ____ 2025. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST”

ARTICLE 5
GENERAL PROVISIONS

Section 5.01. Further Assurances. The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof. Each of the Company and the Company Shareholders shall take or cause to be taken all Necessary Action to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.02. Assignment; Benefit. The rights and obligations of the Parties hereunder shall not be assigned without the prior written consent of the Company. Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 5.03. Pledges. Upon the request of any Perpetual Issuee that wishes to pledge, hypothecate or grant security interests in any or all of the Company Equity held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company shall reasonably cooperate with each such Perpetual Issuee, at the sole cost and expense of such Perpetual Issuee, in taking action reasonably necessary to facilitate any such pledge, hypothecation or grant, including delivery of customary letter agreements to lenders that such lenders may reasonably request (which may include customary agreements by the Company in respect of the exercise of remedies by such lenders).

Section 5.04. Termination; Survival. This Agreement shall continue in full force and effect until the earlier to occur of (i) the five-year anniversary of this Agreement, (ii) the written agreement of the Company and Perpetual Issuees Beneficially Owning, in the aggregate, more than ten percent (10%) of the Company Equity Beneficially Owned by them as of the date of this Agreement, and (iii) the date on which (A) at least two (2) years have elapsed since the date of this Agreement and (B) the Perpetual Issuees Beneficially Own, in the aggregate, less than ten percent (10%) of the Company Equity Beneficially Owned by them as of the date of this Agreement, provided that termination of this Agreement shall not relieve any Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, the provisions of this Article 5 and any claim for breach of the covenants set forth in this Agreement shall survive the termination of this Agreement.

Section 5.05. Severability. In the event that any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by applicable Law and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.06. Entire Agreement. This Agreement, the Governing Documents, and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.07. Amendment; Waiver. This Agreement may not be amended, modified, supplemented, waived, or terminated (other than pursuant to Section 5.04) except with the written consent of the Company. The Company shall give prompt written notice of any amendment, modification, supplement, waiver, or termination hereunder to any Party that did not consent in writing thereto. Any amendment, modification, termination, supplement, waiver, or termination effected in accordance with this Section 5.07 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such party, successor, or assignee entered into or approved such amendment, modification, supplement, waiver, or termination. Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 5.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Section 5.09. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 5-7-11, Ueno, Taito-ku, Tokyo, Japan 110-0005, Attention: Chief Executive Officer and Representative Director, email address: [ ], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

Section 5.10. Governing Law. This Agreement and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (including the actions of the Parties in the negotiation, administration, performance and enforcement hereof) are governed by and shall be construed in accordance with the Laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of State of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the Law of another jurisdiction, subject, in all respects, to any expressly applicable provisions of the Japanese Companies Act.

Section 5.11. Jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.09, and nothing in this Section 5.11 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Supreme Court of the State of New York and the federal courts sitting in the State of New York, each of which shall have concurrent jurisdiction, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof; (iii) consents to submit itself to the personal jurisdiction of the Supreme Court of the State of New York and the federal courts sitting in the State of New York, each of which shall have concurrent jurisdiction, for the purpose of any such action, proceeding or counterclaim; (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (v) waives any objection that it may now or hereafter have to the venue of any such action, proceeding or counterclaim in any such court or that such action, proceeding or counterclaim was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, proceeding or counterclaim relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 5.12. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. The Company or any shareholder may file an original counterpart or a copy of this Section 5.12 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.13. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or any similar instrument, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall oppose the granting of an injunction or specific performance as provided herein or raise the defense that there is an adequate remedy at law. The remedies available to the Parties pursuant to this Section 5.13 shall be in addition to and without prejudice with regard to any other remedy to which the Parties are entitled at law or in equity.

Section 5.14. Adjustments. All references in this Agreement to Company Equity shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.15. Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.

Section 5.16. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as Parties, and no past, present or future Affiliate, incorporator, member, partner or Shareholder of any Party shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of the transactions contemplated hereby.

Section 5.17. No Presumption Against Drafter. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the Parties set forth below have duly executed this Agreement as of the day and year first above written.

Earlyworks Co., Ltd.

By:
Name:	Satoshi Kobayashi
Title:	Chief Executive Officer

[Signatures continue on following page.]

SHAREHOLDERS:

Satoshi Kobayashi

By:
[ ]

By:
[ ]

By:

[Signature Page to Shareholders Agreement]